Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Julie Blunden

SunPower Corporation

408-240-5577

Manny Hernandez

SunPower Corporation

408-240-5560

SunPower Signs NorSun Ingot, Wafer and Polysilicon Agreements

SAN JOSE, Calif., Aug. 15, 2007 – SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has signed two agreements with NorSun AS to support its solar cell manufacturing expansion plans.

Under the terms of the first agreement, SunPower will purchase sufficient silicon in ingot and potentially wafer form from NorSun to satisfy production requirements for up to approximately two gigawatts of solar cell production, based on SunPower’s expected silicon utilization during the agreement period and subject to contract conditions. Under the terms of the second agreement, NorSun will buy polysilicon from SunPower at fixed annual volumes and prices. NorSun will provide SunPower cash advance payments for the polysilicon under this agreement. Under both agreements, delivery begins in 2007 and continues through 2019.

“The NorSun agreements link our existing long-term polysilicon supply agreements and the expansion of our high-efficiency solar cell production at Fab 2 and Fab 3,” said PM Pai, chief operations officer at SunPower Corp. “By securing a large, long-term source of raw material, SunPower expects to achieve economies of scale that will contribute to our goal to reduce installed solar system costs by 50 percent by 2012. With this new agreement, NorSun, a strong new entrant into the solar market, will quickly scale their ingot and wafer manufacturing capacity in their new Årdal, Norway facility, diversifying our supply chain.”

“NorSun welcomes the opportunity to work closely with SunPower, a high-technology solar leader,” said Jon Hindar, NorSun’s CEO. “Through these agreements, NorSun establishes a strong relationship with a leading manufacturer of high-efficiency solar cells, which is well-suited to NorSun’s ambition to be a world-class supplier of ingots and high performance monocrystalline wafers.”

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as “will,” “expect,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, our plans and expectations regarding (a) selling polysilicon to NorSun AS, (b) purchasing ingots and wafers from NorSun AS, (c) expanding our production capacity at Fab 2 and Fab 3, and

(d) achieving economies of scale, (e) reducing installed solar system costs by 50 percent by 2012. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with (i) our ability to ramp new production lines; (ii) our ability to realize expected manufacturing efficiencies; (iii) our ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (iv) production difficulties that could arise; (v) the success of our ongoing research and development efforts; (vi) our ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture our products and the price we pay for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (xi) the potential renegotiation of or non-performance by parties to our supply and customer contracts; (xii) unforeseen manufacturing equipment delays at our fabrication facilities and panel factories; and (xiii) other risks described in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, and other filings with the Securities and Exchange Commission. You should also carefully review reports that we file with the Securities and Exchange Commission, including without limitation such Form 10-K and Form 10-Q. Except as required by law, we assume no obligation to update any such forward-looking statements.

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